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                                                                    EXHIBIT 10.1

                          AMENDMENT TO RIGHTS AGREEMENT

                 This Amendment to Rights Agreement is entered into as of August 9, 2004. Unless otherwise indicated in this Amendment, capitalized terms contained herein have the meaning set forth in the Rights Agreement.

                 WHEREAS, North Country Financial Corporation (the "Company") has entered into a Rights Agreement dated as of June 21, 2000 with Registrar and Transfer Company (the "Rights Agent") (the "Rights Agreement") granting one right for each Common Share outstanding as of July 31, 2000 (the "Record Date") and for each Common Share issued between the Record Date and a Distribution Date;

                 WHEREAS, Section 27 of the Rights Agreement provides that, prior to any Person becoming an Acquiring Person, the Company and the Rights Agent may supplement or amend any provision of the Rights Agreement to make any provision with respect to the Rights which the Company may deem necessary or desirable without the approval of any holders of Rights Certificates;

                 WHEREAS, as of the date of this Amendment no Person has become an Acquiring Person;

                 WHEREAS, the Company has negotiated and intends to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") with NCFC Recapitalization, LLC ("NCFC"), pursuant to which the Company intends to issue its Common Shares (the "Offering") to prospective interested investors (the "Investors") in accordance with the terms and conditions of the Stock Purchase Agreement and certain definitive subscription documents to be prepared, negotiated and executed by the Company and the Investors (the "Definitive Subscription Documents");

                 WHEREAS, Section 5.1(h) of the Stock Purchase Agreement provides that the Company shall have taken all required action so that (i) neither a "Shares Acquisition Date" nor a "Distribution Date" (as those terms are defined in the Rights Agreement) shall occur as a result of the Stock Purchase Agreement or any of the transactions contemplated by the Stock Purchase Agreement, (ii) none of NCFC, any Investor or any "Affiliate" or "Associate" (as those terms are defined in the Rights Agreement) of NCFC or any Investor, or any group of any of them, shall be or become an "Acquiring Person" (as that term is defined in the Rights Agreement) as a result of the Stock Purchase Agreement, any of the transactions contemplated by the Stock Purchase Agreement or any action taken by any of them or any group of any of them under or in connection with the Stock Purchase Agreement or any of the transactions contemplated thereby, in each case regardless of the number of shares of common stock of North Country "Benefically Owned" (as that term is defined in the Rights Agreement) by any of them or any group of any of them and (iii) all outstanding Rights and the Rights Agreement shall expire and be terminated immediately prior to the Closing without any payment; and



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                 WHEREAS, the Board of Directors of the Company has determined that the execution of the Stock Purchase Agreement and the Offering are in the best interest and to the advantage of the Company and its shareholders, and, accordingly, pursuant to Section 27 of the Rights Agreement, directs that the Rights Agreement be amended to comply with the requirements of the Stock Purchase Agreement.

                 THEREFORE, the Rights Agreement is hereby amended as follows:

                 1. The "WHEREAS" clause at the beginning of the Rights Agreement is hereby amended to read as follows:

                 "WHEREAS, the Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on the Record Date (as hereinafter defined), each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), provided, however, that no Rights shall be enabled, triggered or become exercisable, and no Shares Acquisition Date or Distribution Date shall occur as a result of any of the following events regardless of the number of shares Beneficially Owned by any of them (or any group of any of them) before or after any such events: (1) the execution of the Stock Purchase Agreement dated as of August 10, 2004 (the "Stock Purchase Agreement") by or on behalf of the Company and NCFC Recapitalization, LLC ("NCFC"); (2) the execution by any "Investor" or any Affiliate or Associate thereof (or by any group of any of them), or the acceptance by the Company or an Affiliate thereof, of any "Definitive Subscription Documents" (as each of the terms "Investor" and "Definitive Subscription Documents" are respectively defined under the Stock Purchase Agreement); (3) the issuance of any Common Shares to any Investor pursuant to the terms of either the Stock Purchase Agreement or any Definitive Subscription Documents; (4) the completion of any other transaction contemplated under the terms of either the Stock Purchase Agreement or any Definitive Subscription Documents; or (5) the taking of any action by any of them or any group of any of them under or in connection with the Stock Purchase Agreement or any of the transactions contemplated thereby.

                 2. Section 1(a) of the Rights Agreement is amended to read as follows:

                 "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate

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number of shares beneficially owned by such Person to 10% or more of the Common
Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and without any plan or intention to seek or affect control of the Company, and such Person divests as promptly as practicable (without exercising or retaining any power, including voting, with respect to such shares) a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. Notwithstanding anything in this
Section 1(a) to the contrary, no Person, including but not limited to NCFC, any Investor or any Affiliate or Associate of NCFC or any Investor, or any group of any of them, shall be or become an Acquiring Person, and no Rights shall be enabled, triggered or become exercisable, and no Shares Acquisition Date or Distribution Date shall occur as a result of any of the following events regardless of the number of shares Beneficially Owned by any of them (or any group of any of them) before or after any such events: (1) the execution of the Stock Purchase Agreement by or on behalf of the Company and NCFC; (2) the execution by any Investor or any Affiliate or Associate thereof (or by any group of any of them), or the acceptance by the Company or an Affiliate thereof, of any Definitive Subscription Documents; (3) the issuance of any Common Shares to any Investor pursuant to the terms of either the Stock Purchase Agreement or any Definitive Subscription Documents; (4) the completion of any other transaction contemplated under the terms of either the Stock Purchase Agreement or any Definitive Subscription Documents; or (5) the taking of any action by any of them or any group of any of them under or in connection with the Stock Purchase Agreement or any of the transactions contemplated thereby. The entering into or consummation of any transaction contemplated by the Stock Purchase Agreement shall in no way enable, trigger or allow any Right to become exercisable pursuant to any terms of this Rights Agreement."

                 3. Section 1(j) of the Rights Agreement is amended in its entirety to read as follows:

                 "(j) "Final Expiration Date" shall mean the time immediately prior to the "Closing", as that term is defined under the Stock Purchase Agreement."

                 Executed as of the day and year first written above.

NORTH COUNTRY FINANCIAL                              REGISTRAR AND TRANSFER
CORPORATION                                          COMPANY

By:  /s/ C. James Bess                               By:  /s/ William P. Tatler
     ---------------------------------------              ----------------------
Name: C. James Bess                                  Name: William P. Tatler
Title: President and Chief Executive Officer         Title:  Vice President